Exhibit (h)

AMENDED & RESTATED DISTRIBUTION AGREEMENT

THIS AMENDED & RESTATED AGREEMENT is made as of October 23, 2023, between the Delaware statutory trusts listed on Appendix B hereto (each, a “Trust”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, each series of the Trusts listed in Appendix B (each, a “Fund”) are closed-end management investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Funds wish to employ the services of ALPS in connection with the promotion and distribution of the shares of the Funds (the “Shares”).

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows.

1.	ALPS Appointment and Duties.

(a)

The Funds hereby appoint ALPS to provide the distribution services set forth in this Agreement on Appendix A, as amended from time to time, upon the terms and conditions hereinafter set forth. ALPS hereby accepts such appointment and agrees to furnish such specified services. ALPS shall for all purposes be deemed to be an independent contractor and shall, except as otherwise expressly authorized in this Agreement, have no authority to act for or represent the Funds in any way or otherwise be deemed an agent of the Funds.

(b)

ALPS may employ or associate itself with a person or persons or organizations as ALPS believes to be desirable in the performance of its duties hereunder; provided that, in such event, the compensation of such person or persons or organizations shall be paid by and be the sole responsibility of ALPS, and the Funds shall bear no cost or obligation with respect thereto; and provided further that ALPS shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such person or persons or organizations taken in furtherance of this Agreement to the same extent it would be for its own acts.

2.	ALPS Compensation; Expenses.

(a)

ALPS shall not be entitled to compensation for services provided by ALPS under this Agreement. ALPS may receive compensation or reimbursement of expenses from the Funds’ investment adviser related to its services hereunder or for additional services as may be agreed upon by ALPS and the Funds’ investment adviser.

(b)

ALPS will bear all expenses in connection with the performance of its services under this Agreement, except as otherwise provided herein. ALPS will not bear any of the costs of Fund personnel. Other Fund expenses incurred shall be borne by the Fund or the Funds’ investment adviser, including, but not limited to, initial organization and offering expenses; the blue sky registration and qualification of Shares for sale in the various states in which the officers of the Funds shall determine it advisable to qualify such Shares for sale (including registering the Funds as a broker or dealer or any officer of the Funds as agent or salesman in any state); litigation expenses; taxes; costs of preferred shares; administration, transfer agency, and custodial expenses; interest; Fund trustees’ fees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Fund and investment advisory related legal expenses; costs of maintenance of Fund existence; printing and delivery of materials in connection with meetings of the Funds’ trustees; printing and mailing of shareholder reports, prospectuses, statements of additional information, other offering documents and supplements, proxy materials, communications to shareholders; securities pricing data and expenses in connection with electronic filings with the U.S. Securities and Exchange Commission (the “SEC”). To the extent applicable, the Funds or the Adviser are responsible for all reasonable out-of-pocket expenses incurred by ALPS in connection with travel expenses to meetings of the Trusts’ board of trustees (the “Board”).

3.

Documents. The Funds have furnished or will furnish, upon request, ALPS with copies of the Trusts’ Agreement and Declaration of Trust, By-Laws, investment management agreements, custodian agreement, transfer agency agreement, administration agreement, current prospectus, statement of additional information, periodic Trust reports, and all forms relating to any plan, program or service offered by the Funds that are not publicly available. The Funds shall furnish, within a reasonable time period, to ALPS a copy of any amendment or supplement to any of the above-mentioned documents that are not publicly available. Upon request, the Funds shall furnish promptly to ALPS any additional documents necessary or advisable to perform its functions hereunder, including, but not limited to, materials filed by the Trusts with respect to the Funds with the SEC as may be requested. As used in this Agreement the terms “registration statement,” “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by Trusts with respect to the Funds with the SEC and any amendments and supplements thereto that are filed with the SEC.

4.	Sales of Shares.

(a)

The Funds grant to ALPS the right to sell the Shares as agent on behalf of the Funds, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act, and of the laws governing the sale of securities in the various states (“Blue Sky Laws”), under the terms and conditions set forth in this Agreement. ALPS shall have the right to sell, as agent on behalf of the Funds, the Shares covered by the registration statement, prospectus and statement of additional information for the Funds then in effect under the 1933 Act and 1940 Act.

(b)	The rights granted to ALPS shall be exclusive, except that the Funds reserve the right to sell Shares directly to investors on applications received and accepted by the Funds.

(c)

Except as otherwise noted in the Funds’ current prospectus and/or statement of additional information, all Shares sold to investors by ALPS or the Funds will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, as determined in the manner described in the Funds’ current prospectus and/or statement of additional information.

(d)

The net asset value of the Shares will be calculated by the Funds or by another entity on behalf of the Funds. ALPS has no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated or the Funds’ compliance with any requirements of the 1940 Act and/or related policies adopted by the Funds.

(e)

The Funds reserve the right to suspend sales and ALPS’ authority to process orders for Shares on behalf of the Funds if, in the judgment of the Funds, it is in the best interests of the Funds to do so. Suspension will continue for such period as may be determined by the Funds.

(f)

In consideration of these rights granted to ALPS, ALPS agrees to use commercially reasonable efforts to distribute the Shares. ALPS shall review and file Fund advertising materials with the SEC and/or FINRA to the extent required by the 1934 Act and the 1940 Act and the rules and regulations thereunder, and by the rules of FINRA. This shall not prevent ALPS from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. ALPS will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

(g)

ALPS is not authorized by the Funds to give any information or to make any representations other than those contained in the registration statement or prospectus and statement of additional information, or contained in shareholder reports or other material that may be prepared by or on behalf of the Funds for ALPS’ use. Consistent with the foregoing, ALPS may prepare and distribute sales literature or other material as it may deem appropriate but only in consultation with the Funds, provided such sales literature complies with applicable laws and regulations.

(h)

The Funds agree that it will take all action necessary to register the Shares under the 1933 Act and the 1940 Act (subject to the necessary approval of its shareholders). The Funds shall make available to ALPS, at ALPS’ expense, such number of copies of its prospectus, statement of additional information, and periodic reports as ALPS may reasonably request that are not publicly available. The Funds shall furnish to ALPS copies of all information, financial statements and other papers that ALPS may reasonably request for use in connection with the distribution of Shares of the Funds.

(i)

The Funds agree to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as ALPS may designate. The Funds must notify ALPS in writing of the states in which the Shares may be sold and must notify ALPS in writing of any changes to the information contained in the previous notification.

(j)

The Funds shall not use the name of ALPS, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Funds in any manner without the prior written consent of ALPS (which shall not be unreasonably withheld); provided, however, that ALPS hereby approves all lawful uses of the names of ALPS and its affiliates in the prospectus and statement of additional information of the Funds and in all other materials that merely refer in accurate terms to its appointment hereunder or that are required by the SEC, FINRA, the Office of the Comptroller of the Currency (the “OCC”) or any state securities authority.

(k)

Neither ALPS nor any of its affiliates shall use the name of the Funds in any publicly disseminated materials, including sales literature, in any manner without the prior written consent of the Funds (which shall not be unreasonably withheld); provided, however, that the Funds hereby approve all lawful uses of its name in any required regulatory filings of ALPS that merely refer in accurate terms to the appointment of ALPS hereunder, or that are required by the SEC, FINRA, OCC or any state securities authority.

(l)	ALPS will promptly transmit any orders received by it for purchase of the Shares to the Funds’ transfer agent.

(m)

ALPS shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Funds in order to enable the Shares to be traded through FundSERV. ALPS will not be responsible for any operational matters associated with the settlement of Fund transactions through FundSERV or Networking.

(n)

The Funds agree to issue Shares of the Funds and to request the Funds’ transfer agent to record on its books the ownership of such Shares in accordance with the procedures described in the prospectus in such amounts as ALPS has requested through the transfer agent in writing or other means of data transmission, as promptly as practicable after receipt by the Funds of the requisite deposit securities and cash component (together with any fees) and acceptance of such order, upon the terms described in the Funds’ registration statement.

(o)

At the request of the Funds, ALPS enters into agreements with financial intermediaries (each an “Intermediary Agreement”) in connection with the sale of Shares. ALPS will not be obligated to make payments to any such financial intermediaries unless ALPS has received an authorized payment from the Funds, if subject to a distribution plan or other such plan or arrangement approved by the Board, and/or the Funds’ investment adviser.

5.

Insurance. ALPS agrees to maintain at its expense fidelity bond and liability insurance coverages that are, in scope and amount, consistent with coverages customary for distribution activities relating to the Funds.

6.	Right to Receive Advice.

(a)

Advice of the Fund and Service Providers. If ALPS is in doubt as to any action it should or should not take, ALPS may request directions, advice, or instructions from the Funds or, as applicable, the Fund’s investment adviser, custodian, or other service providers.

(b)

Advice of Counsel. If ALPS is in doubt as to any question of law pertaining to any action it should or should not take, ALPS may request advice from counsel of its own choosing (who may be counsel for the Funds, the Funds’ investment adviser, or ALPS, at the option of ALPS).

(c)

Conflicting Advice. In the event of a conflict between directions, advice or instructions ALPS receives from the Funds or any service provider and the advice ALPS receives from counsel, ALPS may in its sole discretion rely upon and follow the advice of counsel, provided that, with respect to the performance of any action or omission of any action upon such advice, ALPS will conform to the standard of care set forth in Section 7(a). ALPS will provide the Funds with prior written notice of its intent to follow advice of counsel that is materially inconsistent with directions, advice or instructions from the Funds. Upon request, ALPS will provide the Funds with a copy of such advice of counsel.

7.	Standard of Care; Limitation of Liability; Indemnification.

(a)	ALPS shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

(b)

Notwithstanding anything in this Agreement to the contrary ALPS and each of its affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns (“ALPS Associates”) shall not be liable to the Funds for any action or inaction of any ALPS Associate except that ALPS shall indemnify, defend and hold harmless the Trust and their respective officers, trustees, agents, and employees to the extent of direct Losses[1] finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of ALPS in the performance of ALPS’ duties, obligations, representations, warranties or indemnities under this Agreement or an Intermediary Agreement.

1 As used in this Agreement, the term “Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.

(c)

The Trusts shall indemnify, defend and hold harmless ALPS Associates from and against Losses (including legal fees and costs to enforce this provision but excluding any Losses resulting solely from the gross negligence, willful misconduct or fraud of ALPS in the performance of ALPS’ duties, obligations, representations, warranties or indemnities under this Agreement or an Intermediary Agreement) that ALPS Associates suffer, incur, or pay as a result of any third-party claim or claim among the parties arising out of the subject matter of or otherwise in any way related to this Agreement or an Intermediary Agreement (“Claims”), including but not limited to:

(i)

all actions taken by ALPS or ALPS Associates that are necessary to provide the services under this Agreement and/or an Intermediary Agreement, or in reliance upon any instructions, information, or requests, whether oral, written or electronic, received from the Trusts or their officers; or

(ii)

any Claims that the registration statement, prospectus, statement of additional information, shareholder report, sales literature and advertisements approved for use by the Funds and/or the Funds’ investment adviser or other information filed or made public by the Funds (as from time to time amended) include an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the prospectus and statement of additional information, in light of the circumstances under which they were made) not misleading under the 1933 Act, the 1940 Act, or any other statute, regulation, self-regulatory organization rule or applicable common law.

(d)

Except with respect to the Trusts’ indemnification obligations under this Section 7 which shall be deemed to be direct Losses, in no event shall either party be liable to the other party for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value.

(e)

Any expenses (including legal fees and costs) incurred by an indemnified party in defending or responding to any Claims (or in enforcing this provision) shall be paid by the indemnifying party when the final amounts of the applicable Losses are finalized and it has been determined that an indemnified party is entitled to be indemnified hereunder. Notwithstanding the foregoing, nothing contained in this Section 7 or elsewhere in this Agreement shall constitute a waiver by the Trusts of any of its legal rights available under U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

8.

Activities of ALPS. The services of ALPS under this Agreement are not to be deemed exclusive, and ALPS shall be free to render similar services to others. The Funds recognize that from time to time directors, officers and employees of ALPS may serve as directors, officers and employees of other corporations or businesses (including other investment companies) and that such other corporations and businesses may include ALPS as part of their name and that ALPS or its affiliates may enter into distribution agreements or other agreements with such other corporations and businesses.

9.

Accounts and Records. The accounts and records maintained by ALPS shall be the property of the Funds. ALPS shall prepare, maintain and preserve such accounts and records as required by the 1940 Act and other applicable securities laws, rules and regulations. ALPS shall surrender such accounts and records to the Funds, in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from the Funds. The Funds shall have access to such accounts and records at all times during ALPS’ normal business hours. Upon the reasonable request of the Funds, copies of any such books and records shall be provided by ALPS to the Funds at the Funds’ expense. ALPS shall assist the Funds, the Funds’ independent auditors, or, upon approval of the Funds, any regulatory body, in any requested review of the Funds’ accounts and records, and reports by ALPS or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. ALPS or its undersigned as defined by Rule 17a-4 under the 1934 Act, shall have access to all electronic communications, including password access to the system storing the electronic communications, of registered representatives of ALPS that are associated with the Funds and are required to be maintained under Rule 17a-4 under the 1934 Act and FINRA Rules 3110 and 3010. Electronic storage media maintained by the Funds will comply with Rule 17a-4 under the 1934 Act.

10.

Confidential and Proprietary Information. ALPS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all records and information relative to the Funds and its current and former shareholders and other information germane thereto, as confidential and as proprietary information of the Funds and not to use, sell, transfer, or divulge such information or records to any person for any purpose other than performance of its duties hereunder, except after prior notification to and approval in writing from the Funds, which approval shall not be unreasonably withheld. Approval may not be withheld where ALPS may be exposed to civil, regulatory, or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when requested by the Funds. When requested to divulge such information by duly constituted authorities, ALPS shall use reasonable commercial efforts to request confidential treatment of such information. Further, ALPS will adhere to the privacy policies applicable to it as the principal underwriter of the Trusts pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, ALPS shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of records and information relating to the Funds and their current and former shareholders.

11.

Compliance with Rules and Regulations. ALPS shall comply (and to the extent ALPS takes or is required to take action on behalf of the Funds hereunder shall cause the Funds to comply) with all applicable requirements of the 1940 Act, the 1933 Act, the Exchange Act, the regulations of FINRA and other applicable laws, rules, regulations, orders and code of ethics, as well as all investment restrictions, policies and procedures adopted by the Funds of which ALPS has knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out in the Funds’ public filings or otherwise provided to ALPS). Except as set out in this Agreement, ALPS assumes no responsibility for such compliance by the Funds. ALPS shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided, and shall provide to the Funds a certification to such effect no less than annually or as otherwise reasonably requested by the Funds. ALPS shall make available its compliance personnel and shall provide at its own expense complete copies of its compliance materials, or summaries thereof, and other relevant materials relating to such program as reasonably requested by the Funds.

12.	Representations and Warranties of ALPS. ALPS represents and warrants to the Trusts that:

(a)	It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

(b)	It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(e)

ALPS has conducted a review of its supervisory controls system and has made available to the Funds the most current report of such review and any updates thereto. Every time ALPS conducts a review of its supervisory control system it will make available to the Funds for inspection a report of such review and any updates thereto. ALPS shall immediately notify the Funds of any changes in how it conducts its business that would materially change the results of its most recent review of its supervisory controls system and any other changes to ALPS’ business that would affect the business of the Funds or the Funds’ investment adviser.

13.	Representations and Warranties of the Trusts. The Trusts represent and warrant to ALPS that:

(a)	Each is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware and is registered with the SEC as a closed-end management investment company.

(b)	Each is empowered under applicable laws and by its Agreement and Declaration of Trust and By-laws to enter into and perform this Agreement.

(c)	The applicable Board has duly authorized it to enter into and perform this Agreement.

(d)

The registration statements and each Funds’ prospectus and statement of additional information have been prepared, and, to the extent applicable, all sales literature and advertisements approved by the Funds and/or the Funds’ investment adviser or other materials prepared by or on behalf of the Funds for ALPS’ use shall be prepared, in all material respects, in accordance with the 1933 Act, the 1940 Act and the rules and regulations thereunder (the “Rules and Regulations”).

(e)

The Funds shall, from time to time, file such amendment or amendments to the registration statement and a Fund’s prospectus and statement of additional information as, in the light of future developments, shall, in the opinion of the Funds’ counsel, be necessary in order to comply with the Rules and Regulations. The Funds shall use commercially reasonable efforts to provide ALPS with advance notice before filing any amendment to the registration statement or a Fund’s prospectus or statement of additional information that would affect materially the obligations or responsibilities of ALPS hereunder, provided that nothing in this Agreement shall in any way limit the Funds’ right to file at any time such amendments to the registration statement or a Fund’s prospectus or statement of additional information as the Funds may deem advisable. Notwithstanding the foregoing, the Funds shall not be deemed to make any representation or warranty as to any information or statement provided by ALPS for inclusion in the registration statement or any Fund’s prospectus or statement of additional information.

14.

Consultation Between the Parties. ALPS and the Funds shall regularly consult with each other regarding ALPS’ performance of its obligations under this Agreement. In connection therewith, the Funds shall submit to ALPS at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act and any tender offer filings in the event that the Funds identify ALPS as the principal underwriter and/or distributor of the Funds or otherwise includes any disclosures regarding the obligations or responsibilities of ALPS under this Agreement; provided, however, that nothing contained in this Agreement shall in any way limit the Funds’ right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Funds may deem advisable, such right being in all respects absolute and unconditional; and provided, further, that any such registration statement relating to the Funds that has previously been submitted to ALPS need be resubmitted to ALPS only if such disclosures have been modified.

15.

Anti-Money Laundering. ALPS agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. ALPS confirms that, as soon as possible, following the request from the Funds, ALPS will supply the Funds with copies of ALPS’ anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Funds may reasonably request from time to time.

16.

Business Interruption Plan. ALPS shall maintain in effect a business interruption plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, ALPS shall, at no additional expense to the Funds, take commercially reasonable steps to minimize service interruptions.

17.	Duration and Termination of this Agreement.

(a)	Initial Term. This Agreement shall become effective as of the date of its execution by both ALPS and each Trust on behalf of its corresponding Fund,.

(b)

Renewal Term. If not sooner terminated, this Agreement shall continue in effect until December 31, 2024, and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the applicable Board or (ii) by a vote of a majority of the outstanding voting securities of the relevant Fund, provided that in either event the continuance is also approved by the majority of the Trustees of the relevant Trust who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect, continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees of each Trust who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)	Termination. This Agreement is terminable on sixty (60) days’ written notice by the Board(s), by vote of the holders of a majority of the outstanding voting securities of each Fund, or by ALPS.

(d)

Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Funds or as otherwise directed by the Funds (at the expense of the Funds) all records and other documents made or accumulated in the performance of its duties for the Funds hereunder.

18.

Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Funds without the prior written consent of ALPS, such consent not to be unreasonably withheld by ALPS.

19.

Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado and the 1940 Act and the rules thereunder. To the extent that the laws of the State of Colorado conflict with the 1940 Act or such rules, the latter shall control.

20.

Names. The obligations of the Funds entered into in the name or on behalf thereof by any trustee, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders, representatives or agents of the Funds personally, but bind only the property of the Fund, and all persons dealing with the Funds must look solely to the property of the Funds for the enforcement of any claims against the Funds.

21.

Amendments to this Agreement. This Agreement may only be amended by the parties in writing. If required under the 1940 Act, any such amendment must be approved by the applicable Board, including a majority of the members of the applicable Board who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment.

22.

Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To ALPS:

ALPS Distributors, Inc.

1290 Broadway, Suite 1000

Denver, Colorado 80203

Attn: Stephen Kyllo, SVP & Director

Email: stephen.kyllo@sscinc.com

To the Trusts:

Stone Ridge Asset Management LLC

One Vanderbilt Avenue, 65th Floor

New York, New York 10017

Attn: James T. Rothwell, Head of Legal

Email: LegalNotices@stoneridgeam.com

24.	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

25.	Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ON BEHALF OF EACH TRUST LISTED ON APPENDIX B ATTACHED HERETO, SOLELY ON BEHALF OF ITS CORRESPONDING FUND
By:	/s/ Lauren Macioce
Name:	Lauren Macioce
Title:	Secretary

ALPS DISTRIBUTORS, INC.

By:	/s/ Steve Kyllo
Name:	Steve Kyllo
Title:	SVP & Director

APPENDIX A

SERVICES

•	Act as legal underwriter/distributor
•	Provide investment company advertising and sales literature review, approval and record maintenance
•	Online submission, review/approval, & real-time status updates through ALPS Virtual Access (“AVA”) Advertising Review Portal

o  File required materials with FINRA

o  Provide advertising regulatory and disclosure guidance

•	Prepare, Update, Execute and Maintain Financial Intermediary Agreements

o  Online Access Provided through AVA

•	Administer Intermediary Due Diligence Program

o  Provide Ongoing Monitoring of Financial Intermediary Relationships

o  Established Risk Ranking Methodology and Reporting

•	Perform financial intermediary payments & reporting where required

APPENDIX B

Schedule of Trusts and Funds

Trust	Fund
LifeX Income Trust 1948M	LifeX Income Closed-End Fund 1948M
LifeX Income Trust 1948F	LifeX Income Closed-End Fund 1948F
LifeX Income Trust 1949M	LifeX Income Closed-End Fund 1949M
LifeX Income Trust 1949F	LifeX Income Closed-End Fund 1949F
LifeX Income Trust 1950M	LifeX Income Closed-End Fund 1950M
LifeX Income Trust 1950F	LifeX Income Closed-End Fund 1950F
LifeX Income Trust 1951M	LifeX Income Closed-End Fund 1951M
LifeX Income Trust 1951F	LifeX Income Closed-End Fund 1951F
LifeX Income Trust 1952M	LifeX Income Closed-End Fund 1952M
LifeX Income Trust 1952F	LifeX Income Closed-End Fund 1952F
LifeX Income Trust 1953M	LifeX Income Closed-End Fund 1953M
LifeX Income Trust 1953F	LifeX Income Closed-End Fund 1953F
LifeX Income Trust 1954M	LifeX Income Closed-End Fund 1954M
LifeX Income Trust 1954F	LifeX Income Closed-End Fund 1954F
LifeX Income Trust 1955M	LifeX Income Closed-End Fund 1955M
LifeX Income Trust 1955F	LifeX Income Closed-End Fund 1955F
LifeX Income Trust 1956M	LifeX Income Closed-End Fund 1956M
LifeX Income Trust 1956F	LifeX Income Closed-End Fund 1956F
LifeX Income Trust 1957M	LifeX Income Closed-End Fund 1957M
LifeX Income Trust 1957F	LifeX Income Closed-End Fund 1957F
LifeX Income Trust 1958M	LifeX Income Closed-End Fund 1958M
LifeX Income Trust 1958F	LifeX Income Closed-End Fund 1958F
LifeX Income Trust 1959M	LifeX Income Closed-End Fund 1959M

Trust	Fund
LifeX Income Trust 1959F	LifeX Income Closed-End Fund 1959F
LifeX Income Trust 1960M	LifeX Income Closed-End Fund 1960M
LifeX Income Trust 1960F	LifeX Income Closed-End Fund 1960F
LifeX Income Trust 1961M	LifeX Income Closed-End Fund 1961M
LifeX Income Trust 1961F	LifeX Income Closed-End Fund 1961F
LifeX Income Trust 1962M	LifeX Income Closed-End Fund 1962M
LifeX Income Trust 1962F	LifeX Income Closed-End Fund 1962F
LifeX Income Trust 1963M	LifeX Income Closed-End Fund 1963M
LifeX Income Trust 1963F	LifeX Income Closed-End Fund 1963F
Stone Ridge Longevity Risk Premium Fixed Income Trust 81F	Stone Ridge Longevity Risk Premium Fixed Income Fund 81F
Stone Ridge Longevity Risk Premium Fixed Income Trust 81M	Stone Ridge Longevity Risk Premium Fixed Income Fund 81M
Stone Ridge Longevity Risk Premium Fixed Income Trust 82F	Stone Ridge Longevity Risk Premium Fixed Income Fund 82F
Stone Ridge Longevity Risk Premium Fixed Income Trust 82M	Stone Ridge Longevity Risk Premium Fixed Income Fund 82M
Stone Ridge Longevity Risk Premium Fixed Income Trust 83F	Stone Ridge Longevity Risk Premium Fixed Income Fund 83F
Stone Ridge Longevity Risk Premium Fixed Income Trust 83M	Stone Ridge Longevity Risk Premium Fixed Income Fund 83M
Stone Ridge Longevity Risk Premium Fixed Income Trust 84F	Stone Ridge Longevity Risk Premium Fixed Income Fund 84F
Stone Ridge Longevity Risk Premium Fixed Income Trust 84M	Stone Ridge Longevity Risk Premium Fixed Income Fund 84M
Stone Ridge Longevity Risk Premium Fixed Income Trust 85F	Stone Ridge Longevity Risk Premium Fixed Income Fund 85F
Stone Ridge Longevity Risk Premium Fixed Income Trust 85M	Stone Ridge Longevity Risk Premium Fixed Income Fund 85M